UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.)

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Soliciting Material Pursuant to ss.240.14a-12

 THE BOSTON BEER COMPANY, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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This material supplements the definitive proxy statement filed by The Boston Beer Company, Inc. (the “Company”) with the Securities and Exchange Commission on April 6, 2018 (the “Proxy Statement”) relating to the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 9:00 a.m., Eastern Time, on Thursday, May 17, 2018.

Response to 2017 Stockholder Feedback

In May 2017, prior to the Company’s 2017 Annual Meeting of Stockholders, the Company reached out to its top twenty-five institutional stockholders to discuss the Company’s advisory Say-on-Pay resolution, and ultimately held telephone conferences with representatives of three large stockholders. The primary concern expressed by the stockholders was the size and multi-year nature of the long-term contingent stock option granted to then-CEO Martin F. Roper on January 1, 2016, referred to in the Proxy Statement as the “2016 CEO Option.”1 During these discussions, the stockholders expressed that they would prefer that the Company utilize a mix of annual performance-based options and time-based restricted stock awards for its long-term equity compensation grants to Named Executive Officers, rather than single long-term multi-year option grants like the 2016 CEO Option. These concerns were relayed to the Compensation Committee.

As indicated on page 23 of the Proxy Statement, the Compensation Committee considered this feedback from our stockholders and reevaluated the Company’s equity compensation structure, particularly the equity compensation structure of our Named Executive Officers. Based partly on this feedback, the Company adjusted the 2018 equity grants to our Named Executive Officers so that the non-salary portion of the potential compensation mix of our Named Executive Officers in 2018 is more balanced between: (1) cash incentive bonuses contingent solely on Company performance; (2) option awards contingent on Company performance; and (3) restricted stock awards contingent on continued employment. The Company anticipates utilizing a similar mix of annual long-term equity grants to Named Executive Officers, including the CEO, going forward, and as of now does not anticipate utilizing long-term multi-year option grants to sitting Named Executive Officers like the 2016 CEO Option.

All information set forth in the Proxy Statement, as supplemented by the information above, remains accurate in all material respects and should be considered in casting your vote by proxy or at the Annual Meeting.

/s/ Michael G. Andrews
Michael G. Andrews
Corporate Secretary

1 No portion of the 2016 CEO Option will vest and Mr. Roper will not realize any income from the 2016 CEO Option because: (1) the 2016 CEO Option is not scheduled to begin to vest until January 1, 2019; (2) the 2016 CEO Option is contingent on Mr. Roper’s employment with the Company as of that date; and (3) Mr. Roper has announced his plans to retire from the Company in or around May 2018.